UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

T. Rowe Price Group, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Your Vote Counts! T. ROWE PRICE GROUP, INC. 2023 Annual Meeting of Stockholders (“Annual Meeting”) Vote by May 8, 2023 11:59 PM ET You invested in T. ROWE PRICE GROUP, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the Annual Meeting to be held on May 9, 2023. Vote Virtually at the Annual Meeting* May 9, 2023 8:00 a.m. Virtually at: www.virtualshareholdermeeting.com/TROW2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D96673-P83656 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Please retain this document and the control # below in order to vote your shares at the Annual Meeting. T. ROWE PRICE GROUP, INC. 100 EAST PRATT STREET BALTIMORE, MD 21202-1009

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D96674-P83656 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, AS RECOMMENDED BY THE BOARD OF DIRECTORS. 1. Election of Directors 1c. Dina Dublon 1a. Glenn R. August 1d. Dr. Freeman A. Hrabowski, III 1b. Mark S. Bartlett 1e. Robert F. MacLellan 1f. Eileen P. Rominger 1g. Robert W. Sharps 1h. Robert J. Stevens 1i. William J. Stromberg 1j. Sandra S. Wijnberg 1k. Alan D. Wilson 2. Approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers. 4. Recommend, by a non-binding advisory vote, the frequency of voting by the stockholders on compensation paid by the Company to its Named Executive Officers. 5. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023. For For For For For For For For For For For For For For 3. Approve the restated 1986 Employee Stock Purchase Plan, which includes the increase by 3 million shares of the share pool available for purchase by employees. 1 Year